UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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KINETIK HOLDINGS INC.

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2022 PROXY STATEMENT

KINETIK HOLDINGS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

KINETIK HOLDINGS INC.

June 30, 2022

10:00 a.m. Central Time

2700 Post Oak Boulevard, Suite 300

Houston, Texas 77056-5748

Notice is hereby given that the 2022 annual meeting of stockholders of Kinetik Holdings Inc., a Delaware corporation (“Kinetik,” the “Company,” or “we”), will be held on June 30, 2022, at 10:00 a.m. (Central time), at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748, for the following purposes:

1.	Election of the ten directors named in the attached proxy statement;

2.	Ratification of the appointment of KPMG LLP as the Company’s independent auditor for fiscal year 2022; and

3.	Transaction of any other business that may properly come before the meeting or any adjournment thereof.

Holders of record of the Company’s common stock as of the close of business on May 11, 2022, are entitled to notice of, and to vote at, the annual meeting. This proxy statement is first being mailed to Kinetik stockholders on or about May 16, 2022.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled How to Vote beginning on page 30 of this proxy statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

By order of the Board of Directors

Todd Carpenter

CORPORATE SECRETARY

Kinetik Holdings Inc.

Houston, Texas

May 16, 2022

Important Notice Regarding the Availability of Proxy

Materials for the Annual Meeting of Stockholders to be held on June 30, 2022:

This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available free of charge on the Internet at

http://www.astproxyportal.com/ast/23564/.

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

i

PROXY STATEMENT

GENERAL

This proxy statement contains information about the 2022 annual meeting of stockholders of Kinetik Holdings Inc., a Delaware corporation (“Kinetik,” the “Company,” “our,” “us,” or “we”). This proxy statement and the enclosed proxy card are being made available to you by the Company’s Board of Directors (the “Board”) starting on or about May 16, 2022.

PURPOSE OF THE ANNUAL MEETING

At the Company’s annual meeting, stockholders will vote on the following matters:

•	Proposal 1: Election of the ten directors named in this proxy statement;

•	Proposal 2: Ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent auditor for fiscal year 2022; and

•	Transaction of any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

SUMMARY OF BOARD RECOMMENDATIONS

The Board recommends that you vote as follows:

FOR ALL NOMINEES	Proposal 1: Election of directors
FOR	Proposal 2: Ratification of the appointment of KPMG as the Company’s independent auditor

GLOSSARY OF TERMS

As used in this proxy statement, the following terms have the specified meanings:

APA	APA Corporation, a Delaware corporation (Nasdaq: APA)
Apache	Apache Corporation, a Delaware corporation and wholly owned subsidiary of APA
Apache Midstream	Apache Midstream, LLC, a Delaware limited liability company and wholly owned subsidiary of Apache
BCP	BCP Raptor Holdco, LP, a Delaware limited partnership
BCP GP	BCP Raptor Holdco GP, LLC, a Delaware limited liability company
BX Aggregator	BCP Raptor Aggregator, LP, a Delaware limited partnership, a controlled affiliate of Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P., and a former owner of BCP
BX Holders	BX Aggregator and BX Permian, together
BX Permian	BX Permian Pipeline Aggregator LP, a Delaware limited partnership, a controlled affiliate of Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P., and a former owner of BCP
Class A common stock	The Company’s Class A common stock, par value $0.0001 per share
Class C common stock	The Company’s Class C common stock, par value $0.0001 per share
common stock	The Company’s Class A Common Stock and Class C Common Stock, collectively
Common Units	Common units representing limited partner interests in the Partnership

Consideration Allocation Rights	Rights to receive re-issued shares pursuant to the Consideration Allocation Rights Agreement, dated as of February 22, 2022, with BCP Aggregator, BX Permian, ISQ and certain other parties listed on the signature pages thereto.
Contributor	New BCP Raptor Holdco, LLC, a Delaware limited liability company
ISQ	Buzzard Midstream LLC, a Delaware limited liability company, a controlled affiliate of ISQ Global Infrastructure Fund II L.P., and a former owner of BCP
Partnership	Kinetik Holdings LP, a Delaware limited partnership
Transactions	On October 21, 2021, the Company and the Partnership entered into a Contribution Agreement with Contributor and, solely for the purposes set forth therein, BCP. On February 22, 2022, pursuant to the Contribution Agreement, Contributor contributed all of the equity interests of BCP and BCP GP, the general partner of BCP, to the Partnership in exchange for 50,000,000 Common Units and 50,000,000 shares of Class C common stock. The transactions contemplated by the Contribution Agreement are referred to herein as the Transactions. In connection with the consummation of the Transactions, the Company and the Partnership changed their names to Kinetik Holdings Inc. and Kinetik Holdings LP, respectively.

PROPOSAL 1. ELECTION OF DIRECTORS

General Information

The current terms of directors Elizabeth P. Cordia, David I. Foley, D. Mark Leland, Thomas Lefebvre, Kevin S. McCarthy, John-Paul (JP) Munfa, Joseph Payne, Ben C. Rodgers, Laura A. Sugg and Jamie Welch will expire at the annual meeting. Each of the current directors has been recommended by the Company’s Corporate Governance and Nominating (“CG&N”) Committee and nominated by the Board for election by the stockholders to a one-year term. Our Board consists of eleven seats, with one vacancy, and the CG&N Committee recommended, and the Board unanimously approved, the nomination of only ten persons. There were no nominee recommendations from any stockholder submitted in accordance with our bylaws or Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Therefore, after the election, there will remain a vacancy on the Board. If elected, all nominees will serve beginning upon their election until their respective successors shall have been duly elected and qualified at the annual meeting of stockholders in 2023.

In connection with the Transactions, on October 21, 2021, we entered into an amended and restated stockholders agreement (the “Stockholders Agreement”) with APA, Apache Midstream, the Company, Contributor, the BX Holders, ISQ, and for the limited purposes set forth therein, BCP, which became effective at the closing of the Transactions on February 22, 2022 (the “Closing Date”). Apache Midstream, BX Aggregator, and ISQ are each entitled to designate directors to the Board as follows:

•	Apache Midstream will have the right to designate to the Board one director for so long as Apache Midstream and its affiliates beneficially own 10% or more of the outstanding shares of common stock;

•

ISQ will have the right to designate to the Board (i) two directors for so long as ISQ and its affiliates beneficially own 20% or more of the outstanding shares of common stock; and (ii) one director for so long as ISQ and its affiliates beneficially own 10% or more (but less than 20%) of the outstanding shares of common stock; and

•

BX Aggregator will have the right to designate to the Board (i) three directors for so long as BX Aggregator and its affiliates beneficially own 30% or more of the outstanding shares of common stock; (ii) two directors for so long as BX Aggregator and its affiliates beneficially own 20% or more (but less than 30%) of the outstanding shares of common stock; and (iii) one director for so long as BX Aggregator and its affiliates beneficially own 10% or more (but less than 20%) of the outstanding shares of common stock.

In addition, the Stockholders Agreement provides BX Aggregator with the right to designate one of its director designees as the non-executive chairperson of the Board until the earlier of December 31, 2024 and such time as BX Aggregator and its affiliates are no longer entitled to designate directors under the Stockholders Agreement.

Apache Midstream and its affiliates own approximately 13.4 percent of our outstanding common stock. As such, Apache Midstream may nominate one director for election at the annual meeting, and it has nominated Ben C. Rodgers. ISQ and its affiliates own approximately 20.8 percent of our outstanding common stock. As such, ISQ may nominate two directors for election at the annual meeting, and it has nominated Thomas Lefebvre and Joseph Payne. BX Aggregator and its affiliates own approximately 49.5 percent of our outstanding common stock. As such, BX Aggregator may nominate three directors for election at the annual meeting, and it has nominated David I. Foley, JP Munfa and Elizabeth P. Cordia. In addition, our Board has nominated each of Kevin S. McCarthy, D. Mark Leland, Jamie Welch and Laura A. Sugg for election at the annual meeting.

Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. Proxies cannot be voted for more than ten nominees. Each director nominee has consented to be named in this proxy statement, and the Board knows of no nominee for director who is unwilling or unable to serve.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR ALL NOMINEES” FOR THE ELECTION OF DIRECTORS.

Nominees for Election as Directors

Biographical information as of May 10, 2022, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years. In addition, each nominee’s experience, qualifications, attributes, or skills to serve on our Board are set forth below.

JAMIE WELCH, 55

Mr. Welch has served as our Chief Executive Officer, President and Chief Financial Officer and as a member of our board of directors since the Closing Date of the Transactions. Prior to the Transactions, he served as President, Chief Executive Officer and Chief Financial Officer of BCP GP, a position he held since May 2021. From April 2019, he has been President and CEO and before then was President and CFO. He has also served as director of BCP GP since June 2017. Prior to joining BCP GP, he was the Group Chief Financial Officer and Head of Business Development for the Energy Transfer Equity, L.P. (“ETE”) family from June 2013 to February 2016. Mr. Welch also served on the board of directors of ETE, Energy Transfer Partners and Sunoco Logistics. Mr. Welch joined Blackstone Energy Partners as a Senior Advisor in July 2016. Before joining ETE, Mr. Welch was Head of the EMEA Investment Banking Department and Head of the Global Energy Group at Credit Suisse. He was also a member of the Investment Banking Division Global Management Committee and the EMEA Operating Committee. Mr. Welch joined Credit Suisse First Boston in 1997 from Lehman Brothers Inc. in New York, where he was a Senior Vice President in the global utilities and project finance group. Prior to that he was an attorney in New York with Milbank, Tweed, Hadley & McCloy and a barrister and solicitor with Minter Ellison in Melbourne, Australia. Mr. Welch received a Bachelor of Law and a Diploma of Legal Practice from Queensland University of Technology. Mr. Welch’s service as a CEO, prior public company executive experience and extensive experience managing and overseeing investments provides him with experience in the financial and operational risks of an energy company. He is well qualified to serve on our Board due to this extensive experience in the midstream energy industry.

DAVID I. FOLEY, 54

Mr. Foley was appointed to our board of directors and elected Chairman of the Board on the Closing Date of the Transactions and has served as a director of BCP GP since June 2017. Mr. Foley is a Senior Managing Director in the Private Equity group and Global Head of Blackstone Energy Partners. Mr. Foley is based in New York and is responsible for overseeing Blackstone Energy Partners’ private equity investment activities in the energy sector on a global basis. Since joining Blackstone Energy Partners in 1995, Mr. Foley has been responsible for building the Blackstone Energy Partners energy practice and has played an integral role in every energy-sector private equity deal that the firm has made. Mr. Foley actively leads Blackstone Energy Partners’ investment activities and provides guidance and support to the other senior investment professionals, who each have primary responsibility for specific sub-sectors. Before joining Blackstone Energy Partners, Mr. Foley worked with AEA Investors, and prior to that he worked as a management consultant for Monitor Company. Mr. Foley serves as a director of several energy companies and joint ventures, including: Beacon Offshore Energy, Grand Prix, Rover, Siccar Point Energy and Transmission Developers, Inc. He also serves as the Chairman of the Columbia University Medical Center Ophthalmology Board of Advisors. Mr. Foley received a B.A. and M.A. in Economics, with honors, Phi Beta Kappa, from Northwestern University and received an M.B.A. with distinction from Harvard Business School. Mr. Foley brings industry expertise and a unique financial perspective to our Board based on his extensive experience having actively managed private equity investments for over 20 years.

JOHN-PAUL (JP) MUNFA, 40

Mr. Munfa was appointed to our board of directors on the Closing Date of the Transactions and has served as a director of BCP GP since June 2017. Mr. Munfa is a Senior Managing Director in the Private Equity group at Blackstone. Since re-joining Blackstone in 2011, Mr. Munfa has focused on investments in the midstream and transmission sectors. Mr. Munfa has played an integral role in the execution of Blackstone’s investments in Cheniere, Cliff Swallow, Custom Truck One Source, EagleClaw Midstream, Grand Prix, Global Offshore Wind, GridLiance, Permian Highway Pipeline, Rover and Sabre. Mr. Munfa serves as a Director of Sabre. From 2006 to 2009, Mr. Munfa was an Analyst with Blackstone’s Private Equity group, where he was involved in the analysis and execution of private equity investments in energy and other industries. He began his career in 2004 as an Analyst in Blackstone’s Restructuring & Reorganization group. Mr. Munfa received an A.B. in Economics from Harvard College and an M.B.A. from the Stanford Graduate School of Business, where he graduated as an Arjay Miller Scholar. Mr. Munfa is well qualified to serve as a member of our Board due to his energy finance and investment experience.

ELIZABETH P. CORDIA, 30

Ms. Cordia was appointed to our board of directors on the Closing Date of the Transactions and has served as a director of BCP GP since March 2020. Ms. Cordia is a Principal in the Private Equity group at Blackstone. Since joining Blackstone in 2016, Ms. Cordia has been involved in Blackstone’s investments in Custom Truck One Source, EagleClaw Midstream, Falcon Minerals, Grand Prix and Permian Highway Pipeline. Before joining Blackstone, Ms. Cordia worked as an Investment Banking Analyst at Barclays in the Global Natural Resources group. Ms. Cordia received an A.B. in Economics from Princeton University, where she graduated summa cum laude and Phi Beta Kappa. Ms. Cordia is well qualified to serve on our Board due to her energy investment experience.

THOMAS LEFEBVRE, 45

Mr. Lefebvre was appointed to our board of directors on the Closing Date of the Transactions and has served as a director of BCP GP since November 2018. Based in Miami, Mr. Lefebvre is a Partner of I Squared Capital, responsible for the firm’s infrastructure strategy in North America. Since joining I Squared Capital as a founding member in 2012, Mr. Lefebvre has overseen the acquisition, development and transformational strategies of eleven platforms and companies spanning the power and utilities, oil and gas, transportation and logistics, and telecommunications sectors across the Americas. Mr. Lefebvre currently serves as a director of Atlantic Power & Utilities, Inkia Energy, Whiptail Midstream, FlexiVan, Star Leasing, Ezee Fiber and HTEC. He has also led the firm’s investment in Venture Global, and the successful divestments of various assets, notably Lincoln Clean Energy, Cube Hydro, Cube District Energy, and Curtis Palmer. Formerly, Mr. Lefebvre was a portfolio manager for the Americas at Morgan Stanley Infrastructure, where he led the group’s investment activities in the power, utilities, and oil and gas sectors across the Americas. He began his investment career at Morgan Stanley Principal Investments, the bank’s proprietary tactical operations fund, where he focused on investing and asset management activities in the power, utilities and commodities sectors in the Americas. Earlier in his career, Mr. Lefebvre worked out of London and Paris at Morgan Stanley’s Investment Banking Division covering industrials, digital infrastructure, and aerospace and defense. Prior to starting his financial career, Mr. Lefebvre was the CEO and cofounder of Natika, a Paris-based software engineering company, and also served as a sub-lieutenant in the French Navy Commandos, based in Toulon, France. Mr. Lefebvre holds an M.B.A. from Harvard Business School, an M.Sc. in Engineering from École Nationale Supérieure des Télécommunications in Paris, and an M.Sc. in Engineering from École Polytechnique in Paris. Mr. Lefebvre is well qualified to serve on our Board due to his energy, infrastructure finance and investment experience.

JOSEPH PAYNE, 41

Mr. Payne was appointed to our board of directors on the Closing Date of the Transactions and has served as a director of BCP GP since November 2018. Mr. Payne is a Managing Director and the Chief Operating Officer of the Americas Portfolio at I Squared Capital. Mr. Payne brings more than 17 years of investing and advisory experience across the midstream, power, transportation and utilities sectors. Since joining I Squared Capital in 2014, Mr. Payne has held investing and operating roles in the firm’s New York, Houston and Miami offices. In his current role, Mr. Payne is principally responsible for operating strategy and asset management for the firm’s portfolio companies in North America. Prior to assuming the COO role, Mr. Payne focused on I Squared Capital’s midstream and transportation investment strategies. From 2004 to 2014, Mr. Payne was with KPMG, one of the Big Four accounting firms. As a Managing Director in KPMG’s Deal Advisory Practice, Mr. Payne originated and executed financial advisory engagements for infrastructure-focused private equity clients. Mr. Payne holds an M.B.A. from Columbia Business School at Columbia University (high distinction), an M.S. in Accounting from the University of Notre Dame (summa cum laude) and a B.S. in Business Administration from the University of Colorado at Boulder (high distinction). Mr. Payne is well qualified to serve on our Board due to his energy, infrastructure finance and investment experience.

LAURA A. SUGG, 61

Ms. Sugg was appointed to our board of directors on the Closing Date of the Transactions and has served as a director of BCP GP since December 2020. Ms. Sugg is a retired executive of ConocoPhillips, a Fortune 100 company. Prior to her retirement in 2010, she held diverse global and domestic roles leading multiple divisions including the Australasia, Midstream, and Global Gas Divisions, as well as serving as the VP Human Resources Upstream. Additionally, she has had management positions across the company in Engineering and Operations, Corporate and Strategic Planning, Mergers and Acquisitions, Treasury, and Marketing. Ms. Sugg currently serves on two other public company boards, Public Service Enterprise Group since 2019, and Murphy Oil since 2015. She previously served as an independent director for The Williams Companies, Denbury Resources, and Mariner Energy. Her board committee leadership has included serving as the Chair of the Operations and Cyber Security Committee and Chair of the Compensation Committee. Additionally, she has been a committee member of the Governance, Audit, Finance, and EHS Committees for the various boards. Ms. Sugg has a B.S. in Chemical Engineering from Oklahoma State University and has completed numerous advanced management and board of director education programs. She is a member of G100 Board Excellence and National Association of Corporate Directors. Ms. Sugg’s broad background in the energy industry and service as a director on various public company boards brings expertise in the energy industry, operational and corporate matters. Among other qualifications, she brings to the Board specific experience in senior leadership, human capital management, regulatory and financial matters.

KEVIN S. MCCARTHY, 62

Mr. McCarthy has served as a director since June 2017. He previously served as the Company’s Chairman from March 2017 until November 2018 and as its Chief Executive Officer from December 2016 (inception) until February 2017. Mr. McCarthy is vice chair and a managing partner at Kayne Anderson Capital Advisors, L.P. where he co-founded and oversees the firm’s energy infrastructure activities. Prior to joining Kayne Anderson in 2004, Mr. McCarthy was global head of energy at UBS Securities LLC. In this role, he had senior responsibility for all of UBS’ energy investment banking activities, including direct responsibilities for securities underwriting and mergers and acquisitions in the MLP industry. From 1995 to 2000, Mr. McCarthy led the energy investment banking activities of Dean Witter Reynolds and then PaineWebber Incorporated. He began his investment banking career in 1984. In addition to his directorships at Kayne’s closed-end funds, he previously served on the board of directors of several publicly traded energy companies, including Range Resources Corporation, ONEOK, Inc., Emerge Energy Services LP and K-Sea Transportation Partners L.P. Mr. McCarthy earned a B.A. in Economics and Geology from Amherst College in 1981 and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania in 1984. Mr. McCarthy is well qualified to serve as a member of our Board due to his energy finance, accounting and investment experience.

BEN C. RODGERS, 42

Mr. Rodgers was appointed to our board of directors on the Closing Date of the Transactions. Prior to that, he served as our Chief Financial Officer and Treasurer and a member of our board of directors since November 9, 2018, immediately following consummation of our initial business combination. Mr. Rodgers also has served as Senior Vice President and Treasurer of APA Corporation since January 2020, overseeing treasury, midstream and marketing, and market strategies, having previously served as Vice President and Treasurer since May 2018. Prior to joining APA Corporation, Mr. Rodgers served as Senior Vice President of EIG Global Energy Partners and led an investment team focusing on originating and managing oil and gas debt and equity investments in North America from 2016 until 2018. Before that, he was with Concho Resources serving in a variety of leadership roles including Vice President of Commodities and Midstream and Vice President and Treasurer from 2012 until 2016. From 2008 until 2012, he also held the role of Vice President, Syndicated and Leveraged Finance, in the Investment Banking Division of J.P. Morgan Securities. Before that, he was senior consultant in the Advisory Services group at Ernst & Young from 2002 until 2007. Mr. Rodgers holds a Master of Business Administration in finance from the University of Texas at Austin and a bachelor’s degree in finance from Texas A&M University. Mr. Rodgers is well qualified to serve as a member of our Board due to his operations, finance, and investment experience in the energy industry.

D. MARK LELAND, 60

Mr. Leland has served as a director since March 2017. He has served on the board of directors of PotlatchDeltic Corporation since 2016 and served as Deltic Timber Corporation’s interim President and CEO from October 2016 to March 2017. Mr. Leland has served on the board of directors of Equitrans Midstream Corporation, a publicly traded natural gas gathering, transmission, and storage company, since January 2020. He served on the board of directors for the general partner of Rice Midstream Partners LP from 2014 until its merger with EQM Midstream Partners, LP in July 2018, including serving as Chairman of the audit committee and a member of the conflicts committee. Previously, Mr. Leland served as Executive Vice President and CFO of El Paso Corporation, a natural gas-focused pipeline and production company, from 2005 to 2009 and President of El Paso’s midstream business unit from 2009 to 2012, and as director of El Paso Pipeline Partners, L.P. from its formation in 2007 to 2012. He served as Senior Vice President and CFO of El Paso Exploration & Production Company from 2004 to 2005. Mr. Leland served as Vice President and COO of the general partner of GulfTerra Energy Partners, L.P. in 2003, and as Vice President and Controller from 1997 to 2003. Mr. Leland served on the board of directors of the general partner of Oiltanking Partners, L.P., a crude oil and petroleum products storage provider, from 2012 until 2015 and on the board of directors of KiOR, Inc., a renewable fuels company, from 2013 until 2015. Mr. Leland holds a Bachelor of Business Administration in finance and economics from the University of Puget Sound. Mr. Leland is well qualified to serve on our Board due to his extensive operational and financial experience in the midstream energy industry and his experience on the boards of directors of numerous publicly-traded energy companies.

Board Diversity

Each year, our Corporate Governance and Nominating Committee (“CG&N Committee”) will review, with the board of directors, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates, our CG&N Committee will consider factors including, without limitation, an individual’s judgment, skill, diversity, experiences with businesses and other organizations of comparable size, the interplay of the individual’s experiences with the experience of other directors, and the extent to which the individual would be a desirable addition to the Board and any committees of the Board. While we have no formal policy regarding board diversity for our Board as a whole nor for each individual member, the CG&N Committee does consider such factors as gender, race, ethnicity, experience and area of expertise, as well as other individual attributes that contribute to the total diversity of viewpoints and experience represented on the Board.

The table below provides certain highlights of the composition of our Board members and nominees as of May 10, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of May 10, 2022)

Total Number of Directors	10

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity

Directors	2	8	0	0

Part II: Demographic Background

African American or Black	0	0	0	0

Alaskan Native or Native American	0	0	0	0

Asian	0	1	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	2	7	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0	0	0	0

Did Not Disclose Demographic Background	0	0	0	0

Director Independence

The majority of the members of the Board at any given time must qualify as independent under Nasdaq rules. The Board has undertaken a review of the independence of each of our director nominees and has determined that each of D. Mark Leland, Kevin S. McCarthy, Laura A. Sugg, David I. Foley, JP Munfa, Elizabeth P. Cordia, Thomas Lefebvre and Joseph Payne are independent within the meaning of Nasdaq Rule 5605(a)(2) and the rules and regulations of the SEC. The Board has also determined that all members of each of our Audit Committee, Compensation Committee, and CG&N Committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for service on such committees.

Reporting of Concerns to Independent Directors

Anyone who has concerns about the Company may communicate those concerns to the independent directors. Such communication should be mailed to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748, and the corporate secretary will forward such communications to the independent directors.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Stockholders Agreement provides BX Aggregator with the right to designate one of its director designees as the non-executive chairperson of the Board until the earlier of December 31, 2024 and such time as BX Aggregator and its affiliates are no longer entitled to designate directors under the Stockholders Agreement. Our Board believes the current structure enhances corporate governance and allows each of our Chairman and our Chief Executive Officer to remain focused on their distinct roles, which, for the Chairman, primarily involves Board and corporate governance and, for the Chief Executive Officer, primarily involves day-to-day management leadership and implementing our corporate strategy. The Board regularly reviews all aspects of its governance profile, including the Board leadership structure, and will make changes as appropriate.

Board Role in Risk Oversight

The full Board oversees the Company’s risk management, while Company management is responsible for the day-to-day management of risk. To assist it in this oversight role, the Board’s committees are primarily responsible for certain matters relating to the risks inherent in the committees’ respective areas of oversight, with each committee regularly reporting and making recommendations to the full Board. Risk oversight responsibilities for our Board and its committees are delegated as set forth below:

•

Audit Committee: Reviews with management the guidelines and policies governing the process by which senior management of the Company assess and manage the Company’s exposure to risk and discusses with management (and, if appropriate, the independent auditor) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•

Compensation Committee: To the extent the Company may directly employ and compensate executives, reviews the executive compensation program to ensure it does not encourage excessive risk-taking; reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements; and reviews our executive compensation and incentive compensation plans to ensure we have appropriate practices in place to support the retention and development of the talent necessary to achieve our business goals and objectives.

•

Corporate Governance and Nominating Committee: Develops and recommends to the Board a code of conduct and ethics for the Company’s directors, officers, and employees (if any) dealing with such matters as the ethical conduct of the Company’s business and the prohibition of conflicts of interest for directors, officers, and employees; oversees the Company’s environmental, social and governance matters.

•

Conflicts Committee: Resolves potential conflicts of interest in connection with certain related-party transactions between the Company or any of its subsidiaries, on the one hand, and the BX Holders, ISQ or Apache or their respective subsidiaries, on the other hand, in accordance with the related-party transaction policy adopted by our Board.

Our Board receives regular updates and recommendations from the committees about these activities, and reviews additional risks not specifically within the purview of any particular committee and risks of a more strategic nature, including operational risks and those relating to health, environment, safety, and security.

In addition to the oversight provided by our full Board, its committees, executive officers, and the members of our management team, our independent directors hold regularly-scheduled executive sessions as often as they deem appropriate. These executive sessions provide an additional avenue through which the Board monitors the Company’s risk exposure and policies regarding risk management.

The Company believes that this structure and division of responsibility is the most effective way to monitor and control risk.

Anti-Hedging and Pledging Policy

All of our directors, officers, employees and consultants that are aware of certain material, non-public information are subject to our Insider Trading Policy. Our Insider Trading Policy, among other things, discourages all hedging or monetization transactions, whether direct or indirect, involving the Company’s securities, as well as all transactions involving derivative securities, whether or not entered into for hedging or monetization purposes. Furthermore, under our Insider Trading Policy, any person who receives material, non-public information cannot enter into a corresponding or hedging transaction, or alter an existing corresponding or hedging position with respect to the securities to be bought or sold under a Rule 10b5-1 Plan. Directors, officers, employees and consultants are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, without obtaining preclearance from the General Counsel.

Standing Committees and Meetings of the Board

The standing committees of our Board include an Audit Committee, a Compensation Committee, a Conflicts Committee, and a CG&N Committee. Actions taken by these committees are reported to our Board at the next Board meeting. During 2021, the Board held 11 meetings, and each of the Company’s continuing directors who was then-serving attended or participated in at least 75 percent of all regularly scheduled meetings of our Board and committees of which he was a member. All then-current directors attended the Company’s 2021 annual meeting of stockholders held on June 3, 2021. Our directors are encouraged to attend our annual meeting, but we do not currently have a policy relating to director attendance.

Name	Board	Audit		Compensation		Conflicts		CG&N
Elizabeth P. Cordia	●
David I. Foley	●				Chair
Thomas Lefebvre	●							●
D. Mark Leland	●		Chair				Chair	●
Kevin S. McCarthy	●	●		●		●
John-Paul (JP) Munfa	●
Joseph Payne	●
Ben C. Rodgers	●
Laura A. Sugg	●	●		●		●			Chair
Jamie Welch	●

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements, accounting and financial reporting processes, and systems of internal controls over accounting and financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications, independence, and performance, including having sole authority for appointment, compensation, oversight, evaluation, and termination; (iv) the performance of the Company’s internal audit function; (v) the report of the Audit Committee required by the rules of the SEC, as included in this proxy statement; (vi) on a quarterly basis, the overall dividend reinvestment plan percentage for the core shareholders (including the BX Holders, ISQ and Apache); and (vii) the fulfillment of the other responsibilities set out in its charter.

As described more fully above in “Board Role in Risk Oversight,” the Audit Committee is also tasked with reviewing the guidelines and policies governing the process by which both the senior management and the relevant departments of the Company assess and manage the Company’s exposure to risk. In addition, the Audit Committee oversees the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

During the year ended December 31, 2021, the Audit Committee held 7 meetings and the members of the Audit Committee were Joe C. Frana, Mark Borer and D. Mark Leland. The Audit Committee is presently comprised of D. Mark Leland, Laura A. Sugg and Kevin S. McCarthy. The Board has determined that D. Mark Leland, chairman of the Audit Committee, qualifies as a financial expert, as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and each of the members of the Audit Committee is considered “financially sophisticated” under Nasdaq rules. The Board has determined that each of D. Mark Leland, Laura A. Sugg and Kevin S. McCarthy is “independent” under the SEC and Nasdaq rules.

Compensation Committee

We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	reviewing and approving any new hire, severance or termination arrangements to be made with any executive officer;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments, and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will have sole authority over the appointment, compensation, and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel, or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the Compensation Committee as a whole.

The Chief Executive Officer may make, and the Compensation Committee may consider, recommendations to the Compensation Committee regarding the Company’s compensation and employee benefit plans and practices, including its executive compensation plans, its incentive-compensation and equity-based plans with respect to executive officers (other than the Chief Executive Officer), and the Company’s director compensation arrangements.

During the year ended December 31, 2021, the Compensation Committee held 4 meetings.

Conflicts Committee

The primary purpose of the Conflicts Committee is to resolve potential conflicts of interest in connection with certain related-party transactions between the Company or any of its subsidiaries, on the one hand, and the BX Holders, ISQ or Apache or their respective subsidiaries, on the other hand. In accordance with the related-

party transaction policy adopted by our Board upon the consummation of our initial business combination, our management team is required to present the following transactions to the Conflicts Committee for review and approval:

•

related-party transactions that are not pre-approved under the related-party transaction policy and involve an aggregate amount paid to or by the Company or its subsidiaries of more than $20 million over the life of the transaction or more than $5 million per calendar year (a “Material Amount”);

•

any amendment of, or waiver of any right or remedy under, certain agreements involving the Company, the Company’s subsidiaries, Apache, Apache’s subsidiaries, or certain third parties by the Company or its subsidiaries or any related party acting on behalf of such persons (as opposed to a related party acting on its own behalf), which amendment or waiver involves a Material Amount or, if the amount involved cannot be quantified, would be material and adverse to the Company and its subsidiaries, taken as a whole;

•

the enforcement, or the failure to enforce, by the Company or its subsidiaries or a related party acting on behalf of the Company or its subsidiaries (as opposed to a related party acting on its own behalf) of any rights or remedies of the Company or its subsidiaries against a related party under any of the agreements described in the immediately preceding bullet that involves a Material Amount or, if the amount involved cannot be quantified, would be material and adverse to the Company and its subsidiaries, taken as a whole; provided that budgeting, contracting, and other operational matters under any such agreements will not be subject to the provisions of this bullet and the immediately preceding bullet; and

•

the entry into any gas processing agreement or gas gathering agreement between the Company or any of its subsidiaries and any person other than a related party, or the amendment of any such agreement, that causes a related party to have a right to cause certain amendments to our gas processing agreement or gas gathering agreement with Apache, the effect of which would involve a reduction in the amounts payable by such related party to the Company or its subsidiaries under such gas processing agreement or gas gathering agreement, respectively, by a Material Amount.

Agreements entered into in connection with the initial business combination have not been, and will not be, subject to the review and approval of the Conflicts Committee. In addition, except as provided above, the exercise or waiver of any rights or remedies by the applicable related party (acting on its own behalf and/or acting on behalf of us or our subsidiaries) under any agreement entered into in connection with the initial business combination, including with respect to budgets, contracting, and/or other operational matters, are deemed to be pre-approved transactions under the related party transactions policy.

During the year ended December 31, 2021, the Conflicts Committee held 8 meetings.

CG&N Committee

The duties of the CG&N Committee include recommending to the Board the slate of director nominees submitted to the stockholders for election at each annual meeting and proposing qualified candidates to fill vacancies on the Board. The CG&N Committee is also responsible for overseeing the evaluation of the Board.

The CG&N Committee considers director nominee recommendations from executive officers of the Company, independent members of the Board, and stockholders of the Company, as well as recommendations from other interested parties. The CG&N Committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. The CG&N Committee will consider recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by the any other source. Stockholders may submit such a recommendation by sending a letter to the Company’s corporate secretary (at the address for submitting stockholder proposals and nominations set forth under the heading Future Stockholder Proposals and Director Nominations below). Stockholder recommendations for director nominees received by the Company’s corporate secretary are forwarded to the CG&N Committee for consideration.

The CG&N Committee considers the following criteria in recommending new nominees or the re-election of directors to the Company’s Board and its committees:

•

Expertise and perspective needed to govern the business and strengthen and support senior management; for example: strong financial expertise, knowledge of international operations, or knowledge of the petroleum industry and/or related industries;

•	Sound business judgment and a sufficiently broad perspective to make meaningful contributions;

•	Interest and enthusiasm in the Company and a commitment to become involved in its future;

•	The time and energy to meet Board commitments;

•	Ability to constructively participate in discussions, with the capacity to quickly understand and evaluate complex and diverse issues;

•	Dedication to the highest ethical standards;

•	Dedication to the highest health, safety, and environmental standards;

•	Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges; and

•	An awareness of the dynamics of change and a willingness to anticipate and explore opportunities.

Subject to the Stockholders Agreement, all decisions to recommend the nomination of a new nominee for election to the Board or for the re-election of a director are within the sole discretion of the CG&N Committee. All director candidates are evaluated, and the decision of whether or not to nominate a particular candidate is made, based solely on Company- and work-related factors.

During the year ended December 31, 2021, the CG&N Committee held 2 meetings.

Committee Charters

You can access electronic copies of the charters of the Audit Committee, Compensation Committee, and CG&N Committee of the Board, each as amended from time to time, on the Company’s website, www.kinetik.com. Our Code of Business Conduct, which meets the requirements of a code of ethics under applicable SEC regulations and Nasdaq corporate governance requirements, also is available on the Company’s website. You may request printed copies of any of these documents by writing to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748.

Report of the Audit Committee

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities Exchange Commission (“SEC”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the

Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

May 10, 2022	Member of the Audit Committee
D. Mark Leland

Securities Ownership and Principal Holders

The following table sets forth, as of May 11, 2022, the beneficial ownership of the Company’s Class A Common Stock and Class C Common Stock of (i) each director of the Company, (ii) the Company’s named executive officers for fiscal year 2021, as defined herein, (iii) all directors and executive officers of the Company as a group and (iv) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock. The table also sets forth the combined voting power of each of the foregoing based on the number of shares of Class A Common Stock and Class C Common Stock held by such person as of May 11, 2022. All ownership information is based upon filings made by those persons with the SEC and upon information provided to the Company.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

As of May 11, 2022, there were 19,021,460 shares of our Class A Common Stock and 47,225,000 shares of our Class C Common Stock outstanding. Unless otherwise noted, the business address of each of the directors and executive officers in this table is 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056.

	Class A Common Stock		Class C Common Stock			Combined Voting Power (6)
	Number	%	Number		%	Number	%
5% Stockholders:
APA Corporation (1)	9,024,758	47.1%	—		—	8,865,651	13.4%
Blackstone Inc. (2)	1,943,726	9.3%	32,771,235		69.4%	32,777,831	49.5%
I Squared Capital (3)	807,856	4.1%	13,744,582		29.1%	13,746,376	20.8%
Directors and Named Executive Officers:
Jamie Welch (4)	1,375,777	7.2%	399,160		*	1,762,658	2.7%
Elizabeth P. Cordia	—	—	—		—	—	—
David I. Foley	—	—	—		—	—	—
Thomas Lefebvre	—	—	—		—	—	—
John-Paul (JP) Munfa	—	—	—		—	—	—
Joe Payne	—	—	—		—	—	—
Laura A. Sugg	20,607	*	—		—	20,607	*
D. Mark Leland	3,798	*	—		—	3,798	*
Kevin S. McCarthy	30,246	*	—		—	30,246	*
Ben C. Rodgers	5,000	*	—		—	5,000	*
Clay Bretches	24,970	*	—		—	24,970	*
Stephen P. Noe	—	—	—		—	—	—
All directors and executive officers as a group (14 persons) (5)	1,927,057	10.1%	399,160	*		2,313,938	3.5%

*	Less than 1%.

(1)

Consists of (i) 8,865,651 shares of Class A Common Stock and (ii) 159,107 shares of Class A Common Stock issuable upon exercise of warrants beneficially owned by APA Corporation (NASDAQ: APA). The address of APA Corporation is 2000 Post Oak Blvd., Suite 100, Houston, TX 77056.

(2)

Consists of (i) 3,624 shares of Class A Common Stock, 28,210,572 shares of Class C Common Stock and 1,667,780 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by BX Aggregator and (ii) 585 shares of Class A Common Stock, 4,560,663 shares of Class C Common Stock and 269,350 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by BX Permian and (iii) 2,387 shares of Class A Common Stock held by Harvest Fund Advisors LLC, an indirect subsidiary of Blackstone (“HFA”), which shares are held by funds and accounts managed by HFA in the ordinary course of its business. BCP VII/BEP II Holdings Manager L.L.C. (“Holdings Manager”) is the general partner of each of BX Aggregator and BX Permian. Blackstone Energy Management Associates II L.L.C. and Blackstone Management Associates VII L.L.C. are the managing members of Holdings Manager. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. (“Blackstone”) is the sole member of Blackstone Holdings III GP Management L.L.C. and indirectly controls HFA, an indirect subsidiary of Blackstone, through one or more subsidiaries. The sole holder of the Series II preferred stock of Blackstone is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of the principal business office of each of the entities described in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.

(3)

Consists of (i) 1,794 shares of Class A Common Stock, (ii) 13,744,582 shares of Class C Common Stock and (iii) 806,092 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by ISQ. ISQ Global Fund II GP, LLC (“Fund II GP”) is the general partner of the members of the indirect owners of ISQ and, in such capacity, exercises voting and investment power over the securities directly held by ISQ. I Squared Capital, LLC is the sole member of Fund II GP. ISQ Holdings, LLC is the managing member of I Squared Capital, LLC. Each of Sadek Magdi Wahba, Gautam Bhandari and Adil Rahmathulla is a member of ISQ Holdings, LLC but, in reliance on the “rule of three”, disclaim beneficial ownership over the shares of Class A Common Stock reported as beneficially owned by Fund II GP, I Squared Capital, LLC and ISQ Holdings, LLC. The address of the principal business office of each of the entities describes in this footnote is c/o ISQ Global Fund II GP, LLC, 600 Brickell Avenue, Penthouse, Miami, Florida 33131.

(4)

Includes 5,367 shares of Class A Common Stock and 12,279 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by Jamie Welch and 600 shares of Class A Common Stock held in Jamie Welch’s spouse’s individual retirement account.

(5)	Includes current directors and executive officers as of May 11, 2022.
(6)

This column reflects the combined voting power of the Class A Common Stock and Class C Common Stock held by each identified stockholder as of May 11, 2022. Consideration Allocation Rights represent the right to receive shares of Class A common stock held by certain employees of the Company that may be forfeited back to the Company in certain circumstances and reallocated among the holders of the Consideration Allocation Rights. The holders of the Consideration Allocation Rights are not entitled to vote or dispose of the Class A Common Stock underlying such rights unless such Class A Common Stock is forfeited back to the Company and reallocated among the holders of the Consideration Allocation Rights. Because the holders of the Consideration Allocation Rights are not entitled to vote or dispose of the shares of Class A Common Stock underlying such rights, such shares were not included when calculating a holder’s combined voting power.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information as of December 31, 2021, relating to the Company’s equity compensation plans, under which grants of stock, stock options, restricted stock units, or other rights to acquire shares of Class A Common Stock may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by securities holders (1)	—	—	561,969	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	561,969

(1)

The Company’s 2019 Omnibus Compensation Plan (“2019 Plan”), which was approved by the Company’s stockholders on May 30, 2019, is the only equity compensation plan approved by the Company’s security holders.

(2)	Available for grant under the 2019 Plan. Amount reflects the Company’s one-for-twenty reverse stock split, which was effected June 30, 2020.

Certain Business Relationships and Transactions

The Company’s Board has adopted a Code of Business Conduct, which was last revised in February 2022 in connection with the closing of the Transactions. The Code of Business Conduct prohibits any direct or indirect conflict of interest between any of our directors, officers, or employees and the Company, unless the Company grants its consent. The Code of Business Conduct requires our directors, officers, and employees to inform the Company of any transaction that involves related parties and that may give rise to a conflict of interest. Pursuant to the Amended and Restated Stockholders’ Agreement, dated October 21, 2021, for so long as such agreement remains in effect, certain transactions between the Company and the stockholders specified therein or their affiliates will require prior approval of 66% or more of the disinterested directors of the Board. The Board reviews transactions to determine whether a transaction impairs the independence of a director, and such determination is documented in the Board’s minutes. The Code of Business Conduct is available on the Company’s website, www.kinetik.com.

Additionally, in accordance with the related party transaction policy adopted by our Board upon the consummation of our initial business combination, our management team is required to present certain transactions to the Conflicts Committee for review and approval. For more information, see the Conflicts Committee section above.

Transactions Entered Into in Connection With the Transactions

Stockholders Agreement

In connection with the closing of the Transactions, we entered into the Stockholders Agreement with APA, Apache Midstream, the Company, Contributor, the BX Holders, ISQ, and for the limited purposes set forth therein, BCP. For a description of the Stockholders Agreement, please see the General Information section above.

Registration Rights Agreement

In connection with the closing of the Transactions, we entered into a Second Amended and Restated Registration Rights Agreement (as amended and restated, the “Registration Rights Agreement”) with Apache Midstream, the BX Holders, ISQ, and Contributor (collectively, with their respective permitted transferees, the “Principal Holders”) and certain individual holders party thereto (the “Existing Holders” and, together with the Principal Holders, the “Holders”).

The Registration Rights Agreement amended and restated the existing Amended and Restated Registration Rights Agreement, dated November 9, 2018, among Altus Midstream Company (“Altus”), Kayne Anderson Sponsor, LLC, and Apache Midstream, and will require the Company to register for resale (i) the private placement warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of such private placement warrants) held by any Existing Holders, (ii) any outstanding shares of Class A Common Stock or any other equity security (including the shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) of the Company owned by any Holder as of the date of the Registration Rights Agreement, (iii) the shares of Class A Common Stock issued or issuable upon the redemption or exchange of any Common Units and Class C Common Stock owned by any Holder, in each case in accordance with the terms of the Partnership’s partnership agreement, (iv) any shares of Class A Common Stock issued or issuable upon the exercise of any warrants held by Apache Midstream, (v) any other equity security of the Company issued or issuable with respect to any registrable security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or reorganization, (vi) the shares of Common Stock, if any, issued to Apache Midstream in connection with the earn-out consideration pursuant to the Contribution Agreement dated August 8, 2018 among Altus, the Partnership, Apache Midstream, and the other parties thereto, and (vii) any shares of Class A Common Stock issued to any Holder in connection with the Reinvestment Agreement (as defined below).

Dividend and Distribution Reinvestment Agreement

In connection with the closing of the Transactions, we entered into a Dividend and Distribution Reinvestment Agreement (the “Reinvestment Agreement”) with the Partnership, APA Corporation, Apache Midstream, ISQ, the BX Holders, Contributor, and certain other individuals associated with Contributor (collectively, the “Reinvestment Holders”).

The Reinvestment Agreement obligates each Reinvestment Holder to reinvest in shares of Class A Common Stock at least 20% of all distributions on Common Units or dividends on shares of Class A Common Stock held by such Reinvestment Holder immediately after the Closing, including shares of Class A Common Stock received at a later date in exchange for Common Units held immediately after Closing. The Reinvestment Agreement provides the audit committee of the Board with the authority to at any time increase the percentage of the mandatory dividend reinvestment to up to 100% of such distributions or dividends or decrease such percentage to not less than 20%. The mandatory obligations of each Reinvestment Holder will continue from Closing until the earliest of (i) March 31, 2024, (ii) the date dividends and distributions are paid by the Company and the Partnership, respectively, in respect of the quarter ending December 31, 2023, and (iii) such other date determined by the audit committee of the Board. All shares of Class A Common Stock issued pursuant to the Dividend and Distribution Reinvestment Agreement will be issued at a 3% discount to the volume-weighted average price of the Class A Common Stock for the five trading days immediately preceding, but excluding, the dividend or distribution payment date. For the year ending December 31, 2022, the Reinvestment Holders have agreed to reinvest 100% of the distributions received with respect to their Common Units and dividends received with respect to any shares of Class A Common Stock owned by them.

On April 4, 2022, the Company filed a Registration Statement on Form S-3 registering 15,000,000 shares of Class A Common Stock reserved for issuance under the Company’s Dividend Reinvestment Plan (the “Plan”), which provides all other holders of Class A Common Stock the optional right to reinvest all or part of any dividends on shares of Class A Common Stock held by such holder on substantially the same terms as the Reinvestment Holders.

Historical Transactions with Altus’s Affiliates

Midstream Service Agreements

Altus contracted to provide gas gathering, compression, processing, transmission, and natural gas liquids transmission services pursuant to acreage dedications provided by Apache. In accordance with the terms of these agreements, Altus receives prescribed fees and may receive excess recovery volumes based on the type and volume of product for which the services are provided. Additionally, beginning in 2020 Altus entered into three agreements to provide operating and maintenance services for Apache’s compressors in exchange for a fixed monthly fee per compressor serviced. For the year ended December 31, 2021, Altus received $152 million from Apache related to the midstream service agreements.

In addition, Apache agreed that any gas produced from Apache-operated wells located within the dedication area that is owned by other working interest owners and royalty owners is dedicated to us, so long as Apache has the right to market such gas. The agreements, with the exception of the Gas Processing Agreement, are effective for primary terms beginning on July 1, 2018 and ending March 31, 2032. The primary term will automatically extend for two five-year periods unless Apache provides at least nine months’ prior written notice of its election not to extend the primary term. The covenants under the agreements are intended to run with the land and will be binding on any transferee of the interests within the dedicated area. The Company entered into a new Gas Processing Agreement with Apache with an effective date of September 1, 2021, which superseded the prior agreement. The prior referenced contractual periods, except the effective date of the new Gas Processing Agreement, remain unchanged.

Construction, Operations and Maintenance Agreement

In connection with the closing of Altus’s initial business combination, Altus entered into the Construction, Operations and Maintenance Agreement (the “COMA”) with Apache, pursuant to which Apache provided certain services related to the design, development, construction, operation, management, and maintenance of Altus’s assets, on its behalf. In 2021, Altus did not have any employees and, pursuant to the COMA, relied on Apache’s employees for the conduct of its business and operations.

Apache may be reimbursed for certain internal costs and third-party costs incurred in connection with its role as service provider under the COMA.

During the period beginning on January 1, 2021 and ending on December 31, 2021, Altus paid Apache an aggregate of $7 million for the services provided under the COMA.

On February 22, 2022, in connection with the closing of the Transactions, the COMA and the April 23, 2019 letter from Apache Corporation to Altus regarding Waiver of Direct General and Administrative costs under the COMA were each terminated.

Lease Agreements

In connection with the closing of Altus’s initial business combination, Altus entered into an operating lease agreement with Apache, relating to the use of certain office buildings, warehouse, and storage facilities located in Reeves County, Texas (the “Lease Agreement”). Under the terms of the Lease Agreement, Altus pays to Apache on a monthly basis the sum of (i) a base rental charge of $44,500 and (ii) an amount based on Apache’s estimate of the annual costs it shall incur in connection with the ownership, operation, repair, and/or maintenance of the facilities. Unpaid amounts accrue interest until settled. The initial term of the Lease Agreement is four years and may be extended by Altus for three additional, consecutive periods of twenty-four months, subject to Apache’s termination rights. To accommodate Altus’s desire to vacate the leased premises, the Lease Agreement was amended in July 2020 to provide for its termination with respect to all or any portion of the leased premises which Apache may sell, with a pro rata rent reduction if Apache sells less than all of the leased premises. Altus incurred total expenses of $0.6 million for the year ended December 31, 2021 in relation to the Lease Agreement.

In 2020 and 2021, Altus entered into various operating lease agreements with Apache related to the use of certain of our compressors. Under the terms of the agreement, Apache pays fixed monthly lease payments, in addition to a monthly fee to operate and maintain the compressors under lease. Each of these lease agreements has an initial term of thirty months and automatically extends on a month-to-month basis unless either party cancels the agreement. Altus recorded income related to these agreements of $1.6 million for the year ended December 31, 2021.

Information About Our Executive Officers

The following individuals currently serve as executive officers of the Company:

Name	Position
Jamie Welch	Chief Executive Officer, President and Chief Financial Officer
Matthew Wall	EVP, Chief Operating Officer
Steven Stellato	EVP, Chief Accounting and Administrative Operating Officer
Todd Carpenter	General Counsel, Secretary and Chief Compliance Officer
Anne Psencik	Chief Strategy Officer

Biographical information for Mr. Welch is set forth above under the Nominees for Election as Directors section.

Matthew Wall, 39, has served as our Chief Operating Officer since the closing of the Transactions. He joined BCP GP in July 2017 as Vice President, Operations and was appointed Chief Operating Officer in May 2019. His industry experience has focused on midstream gas gathering/processing design and commissioning, as well as on operational support engineering. He is responsible for the safe, reliable and efficient operation of BCP GP’s measurement, gathering and processing facilities. Prior to joining BCP GP, Mr. Wall served as Manager of Engineering at Aka Energy Group LLC from April 2014 to June 2017. Prior to Aka Energy, Mr. Wall was a Sr. Process Engineer at BCCK Engineering, responsible for process design and commissioning for company’s EPC projects. His career in midstream began as a Project Engineer at Southern Union Gas Services, where he performed design engineering and project management for expansion and operational projects. He also worked closely with commercial gas supply to provide various engineering evaluations for system expansions. Mr. Wall received a B.S. in Chemical Engineering from Texas Tech University.

Steven Stellato, 48, has served as our Executive Vice President, Chief Administrative Officer and Chief Accounting Officer since the closing of the Transactions. Prior to the Transactions, Mr. Stellato served as Executive Vice President, Chief Administrative Officer and Chief Accounting Officer of BCP GP. In this capacity, he oversees numerous functions including our ESG, Corporate Communications, Human Resources, IT and Insurance/Risk Management functions. He has significant experience leading teams in accounting, finance, treasury, tax and mergers and acquisitions. Prior to joining BCP GP in July 2017, Mr. Stellato served as Vice President and Chief Accounting Officer of CST Brands and CrossAmerica Partners from June 2015 to June 2017. He also served as Vice President and Controller of Energy Transfer Partners, LP for six years. Prior to joining Energy Transfer, he was a Senior Manager with the public accounting firm KPMG, where he focused on clients in the energy industry. Mr. Stellato is a Certified Public Accountant and holds the CGMA designation, as well as a B.B.A. in Accounting from the University of Texas at San Antonio.

Todd Carpenter, 61, has served as our General Counsel since the closing of the Transactions. Prior to the Transactions, he served as General Counsel of BCP GP, a position he has held since November 2017. He has more than 25 years’ experience in all phases of commercial and international law, with representation in the energy, manufacturing and real estate industries. Prior to joining BCP GP, Mr. Carpenter held several roles for the Energy Transfer group from April 2008 to November 2017, including Associate General Counsel for Energy Transfer Partners, General Counsel for Regency Energy Partners and PennTex Midstream, and Manager of Energy Transfer Partners’ liquefied natural gas business. He also previously served as Associate General Counsel for Southern Union Company, Senior Counsel for Cooper Industries, and General Counsel for a private real estate and finance company in Tokyo. Mr. Carpenter holds a B.B.A. in Finance and a J.D., both from the University of Texas at Austin.

Anne Psencik, 59, has served as our Chief Strategy Officer since the closing of the Transactions. Prior to the Transactions, she served as the Chief Strategy Officer of BCP GP, a position she has held since July 2019. With over 30 years of experience in the oil and gas industry, Ms. Psencik has a proven track record of management and leadership in midstream business development, trading, and engineering and construction. Prior to joining BCP GP, Ms. Psencik ran her own consulting business from May 2016 to July 2019 providing strategic development on midstream projects for Crestwood Equity Partners, Momentum Midstream and BCP GP with primary focus in the Permian Basin. Prior to her role as owner in Psencik Consulting, she started the Marketing and Midstream business at AEP-LP in Oklahoma City, where she negotiated over $3 billion in non-operated equity interest in midstream assets for AEP-LP. These midstream assets are currently known as Traverse Midstream. She also was a part of the executive team at TEJAS NGL, LLC, which negotiated the original conveyance of Shell midstream assets to Enterprise Products, LP. She has held positions as SVP Midstream Business Development for Continuum Energy, LLC, Director of Midstream and Marketing for AEP-LP, Manager of Business Development for Harvest Pipeline, VP Commercial Development for Buckeye Pipeline Partners, VP of Gulf Coast Trading for Aquila, VP of Risk Management Natural Gas for Enterprise Products, LP, and VP of Marketing and Trading for TEJAS NGL, LLC. Early in her career, Ms. Psencik served as a Field Supervisor for Schlumberger in well logging, cementing and stimulation work, as well as designing and constructing pipelines at ConocoPhillips. Ms. Psencik graduated from The University of Texas at Austin (1986) with a B.S. in Petroleum Engineering.

EXECUTIVE COMPENSATION

Management Transition

On February 22, 2022, (i) Clay Bretches, who prior to such date was serving as the Chief Executive Officer and President of Altus, (ii) Ben C. Rodgers, who prior to such date was serving as the Chief Financial Officer and Treasurer of Altus, and (iii) Stephen P. Noe, who prior to such date was serving as the Vice President, Business Development of Altus, in each case, resigned from employment with Altus as a result of the consummation of the Transactions. On that same date, the individuals listed in the sections titled “Nominees for Election as Directors” and “Information about our Executive Officers” began serving as the executive officers of the Company as a result of the consummation of the Transactions. In accordance with the SEC’s executive compensation disclosure rules, the following disclosures relate to the year ended December 31, 2021. Hence, the executive compensation disclosures contained herein do not reflect the compensation earned or paid to the executive officers of the Company following the consummation of the Transactions.

Executive Compensation Overview

During the year ended December 31, 2021, Altus was managed by Apache, and all of its executive officers were employees of Apache and performed responsibilities for Apache and its affiliates, including its parent holding company, APA, that were unrelated to Altus’s business. Because Altus’s executive officers were employed by Apache or its affiliates, compensation of Altus’s executive officers was set and paid by Apache under its compensation programs, including the compensation programs of APA.

While Apache was not party to any employment agreements with any of Altus’s executive officers, in connection with the closing of Altus’s initial business combination, Altus entered into the Construction, Operations and Maintenance Agreement (the “COMA”) with Apache, pursuant to which, among other matters:

•	Apache made available to Altus the services of the Apache employees who acted as Altus’s executive officers;

•

Altus reimbursed Apache for the costs associated with the salary, benefits, and other compensation of those Apache employees who allocated substantially all or a proportional part of their time to the management and operation of Altus’s business and assets; and

•

Altus paid Apache an escalating annual fee to cover the services provided to Altus by Apache’s employees who provided services to or on behalf of Altus, as described under “Proposal 1. Election of Directors—Certain Business Relationships and Transactions” above, which included an allocation of overhead costs, including an allocation of salary, benefits, and all other forms of compensation of Apache’s employees who are not included in the reimbursement described in the bullet point above.

Except with respect to any awards that may have been granted from time to time under the 2019 Plan and the Company’s Restricted Stock Units Plan (“RSU Plan”), Altus’s executive officers did not receive any additional compensation directly from Altus for the services they provide to Altus.

Once Apache established the total amount to be paid or awarded to an executive officer regarding services rendered to both Altus and Apache and its affiliates, such total amount was multiplied by a percentage (an “Allocation Percentage”) based on a periodic, good-faith estimate made by Apache’s management of the amount of time that each executive officer devoted to the business of Altus relative to the total time that he or she devoted to the businesses of Altus and Apache and its affiliates for the applicable year. The results of such calculations are presented in this proxy as the executive officers’ compensation, even though the escalating annual fee described above includes the compensation of our executive officers. During the fiscal year ended December 31, 2021, the costs associated with the salary, benefits, and other compensation of the Chief Executive Officer and Chief Financial Officer of Altus were included in the escalating annual fee and were not separately reimbursed to Apache.

Named Executive Officers for 2021

Our named executive officers (the “NEOs”) for 2021 are our Chief Executive Officer who served in 2021 and our next two most-highly compensated individuals who served as executive officers of Altus during 2021 whose compensation (calculated using the Allocation Percentage described above) exceeded $100,000. Therefore, our NEOs for 2021 are:

•	Clay Bretches, who served as the Chief Executive Officer and President of Altus from January 16, 2019 until February 22, 2022;

•	Ben C. Rodgers, who served as the Chief Financial Officer and Treasurer of Altus from November 9, 2018 until February 22, 2022; and

•	Stephen P. Noe, who served as the Vice President, Business Development of Altus from March 2020 until February 22, 2022.

The following table sets forth each NEO’s Allocation Percentage for 2021 and 2020:

NEOs	2021 Allocation Percentage	2020 Allocation Percentage
Clay Bretches	50%	50%
Ben C. Rodgers	50%	50%
Stephen P. Noe	100%	100%

NEO Compensation Program and Objectives

Given that, for 2021, the NEOs were compensated by Apache, a subsidiary of APA, under the terms of the COMA as described above, the compensation program and objectives for the NEOs were generally consistent with those for APA’s named executive officers. The following material elements of APA’s compensation program are based on information provided to Altus by APA and do not purport to be a complete discussion and analysis of APA’s compensation objectives, programs, or practices. For a more complete analysis of the compensation programs at APA, please review the Compensation Discussion and Analysis section in APA’s definitive proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on April 1, 2022.

The elements of compensation discussed below and APA’s decisions with respect to the amounts paid or awarded to the NEOs were not subject to approval by Altus’s Board or its Compensation Committee.

For 2021, the compensation program primarily includes the following elements:

•

Base salaries are established to provide market-competitive base pay, reflective of an executive officer’s role, responsibilities, and individual performance in order to attract and retain top talent, and are reviewed annually based on market data, internal equity, job responsibilities, and individual performance.

•

Annual incentive compensation is designed to motivate and reward executive officers to achieve key business objectives that support a long-term strategy, with achievement measured against annual goals and objectives established at the beginning of each year.

•

Long-term incentive compensation aligns executive officers’ awards to the long-term interests of stockholders and a long-term strategy, with awards generally comprised of 60 percent performance shares and 40 percent restricted stock units (“RSUs”), incorporating relative and absolute metrics, to provide a balanced assessment of long-term performance.

NEOs also received health, welfare, retirement, and similar benefits applicable to other employees of Apache.

Summary Compensation Table

The table below summarizes the compensation for the NEOs for all services rendered to Altus and its subsidiaries during fiscal years 2021 and 2020. As described above, because Altus did not directly employ or compensate the NEOs, the amounts specified in the table reflect the applicable Allocation Percentage applied to each NEO’s compensation from Apache.

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards (1)($)(e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation (2)($)(g)	Nonqualified Deferred Compensation Earnings ($)(h)	All Other Compensation (3)($)(i)	Total ($)(j)
Clay Bretches	2021	337,500	—	1,507,456	—	505,575	—	125,868	2,476,399
Chief Executive Officer and President	2020	337,500	—	1,434,927	—	462,375	—	99,811	2,334,613
Ben C. Rodgers	2021	225,000	—	703,441	—	253,125	—	67,259	1,248,825
Chief Financial Officer and Treasurer	2020	225,000	—	669,653	—	242,007	—	47,460	1,184,121
Stephen P. Noe	2021	260,000	—	207,961	—	186,030	—	52,648	706,638
VP, Business Development	2020	216,667	—	173,347	—	103,700	—	31,522	525,236

(1)

These amounts reflect the value of RSU awards made during the fiscal year, based upon the aggregate grant date fair value determined in accordance with applicable FASB ASC Topic 718. The RSU awards were granted pursuant to APA’s 2016 Omnibus Compensation Plan. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards can be found in Note 14 of the Notes to Consolidated Financial Statements included in APA’s Annual Report on Form 10-K for the year ended December 31, 2021 (which is not and shall not be deemed to be incorporated by reference herein).

(2)	These amounts are paid under APA’s incentive compensation plan as described under NEO Compensation Program and Objectives above.
(3)	For additional information on All Other Compensation, see the table and footnotes below.

All Other Compensation

As described above, because Altus did not directly employ or compensate the NEOs during fiscal years 2021 and 2020, the amounts specified in the table below reflect the applicable Allocation Percentage applied to each NEO’s compensation from Apache for the applicable fiscal year.

Name	Year	Company Contributions to Retirement Plans (1)($)	Company Contributions to Non-Qualified Plans (1)($)	Life Insurance Premiums (2)($)	Enhanced Long-Term Disability Coverage & Annual Physicals (3)($)	Financial Planning Services and Other Expenses (4)($)	Total ($)
Clay Bretches	2021	19,250	92,733	4,347	7,518	2,021	125,868
	2020	18,750	57,970	4,246	11,345	7,500	99,811
Ben C. Rodgers	2021	18,450	44,851	1,462	2,496	—	67,259
	2020	18,300	24,488	1,436	3,237	—	47,460
Stephen P. Noe	2021	38,500	12,418	924	806	—	52,648
	2020	30,333	—	643	546	—	31,522

(1)

Officers, as employees of Apache, participate in two qualified retirement plans. The Apache 401(k) Savings Plan provides a match up to the first eight percent of base pay and incentive bonus, and the Apache Money Purchase Retirement Plan provides an annual six percent contribution by Apache. Additionally, officers can elect to participate in the Apache Non-Qualified Retirement/Savings Plan to defer beyond the limits in the Apache 401(k) Savings Plan and continue contributions by Apache, which exceed the limits in the qualified plans.

(2)

Apache provides its U.S. employees with two times their base salary under group term life insurance. Executives receive the first $50,000 of coverage under the same group term life insurance plan, and the remaining amount to bring them up to two times salary is provided in the form of universal life insurance policies.

(3)

In addition to the benefits for which all Apache employees are eligible, Apache also covers the cost of a comprehensive annual physical and the full cost of enhanced long-term disability coverage for executive officers.

(4)

For executive officers, Apache makes available the services of a financial counseling service provider. If the officer elects to enroll in such services, Apache pays the costs charged by the service provider.

Outstanding Equity Awards at Fiscal Year-End

The table below provides supplemental information relating to the stock-based awards for each NEO as of December 31, 2021. As described above, because Altus did not directly employ or compensate the NEOs during fiscal years 2021 and 2020, the amounts specified in the table below reflect the applicable Allocation Percentage for the year of grant applied to the NEOs’ grants of stock-based awards from APA for the applicable fiscal year. As of December 31, 2021, none of the NEOs had any outstanding awards under our 2019 Plan.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Number of Securities Underlying Unexercised Options Unexercisable (#)(c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares of Units of Stock That Have Not Vested ($)(h)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(j)
Clay Bretches						2,391	(2)	64,294	11,952	(11)	321,389
						5,000	(3)	134,450	21,020	(12)	565,228
						3,586	(3)	96,428	41,718	(13)	1,121,797
						3,504	(4)	94,209
						5,255	(5)	141,307
						12,515	(6)	336,528
						12,515	(7)	336,528
						1,834	(8)	112,443
						11,717	(9)	315,070
						11,105	(10)	298,600
Ben C. Rodgers						883	(14)	23,744	8,278	(11)	222,595
						1,325	(15)	35,616	9,810	(12)	263,777
						1,635	(16)	43,965	19,468	(13)	523,495
						2,453	(17)	65,948
						5,841	(6)	157,051
						5,841	(7)	157,051
						101	(18)	6,162
						5,468	(9)	147,035
						5,182	(10)	139,331
Stephen P. Noe						8,059	(19)	216,707
						8,554	(10)	230,017

(1)	Based on the per-share closing price of APA’s common stock of $26.89 on December 31, 2021, except as described in footnotes 8-10 and 18-19 below.

(2)	Vests on 01/15/2022. These units may be paid only in cash.
(3)	Vests on 01/15/2022.
(4)	Vests ratably on 01/03/2022 and 01/03/2023. These units may be paid only in cash.
(5)	Vests ratably on 01/03/2022 and 01/03/2023.
(6)	Vests ratably on 02/01/2022, 01/05/2023, and 01/05/2024. These units may be paid only in cash.
(7)	Vests ratably on 02/01/2022, 01/05/2023, and 01/05/2024.
(8)	Vests on 01/15/2022. These units are based on the per-share closing price of Altus’s Class A Common Stock of $61.31 on December 31, 2021 and may be paid only in cash.
(9)

Vests ratably on 01/03/2022 and 01/03/2023. These units are based on the per-share closing price of the Company’s Class A Common Stock of $61.31 on December 31, 2021 and may be paid only in cash. Subsequent to the awards being issued, APA’s MD&C Committee approved revising the terms, effective upon the closing of the business combination between the Company and BCP Raptor Holdco, LP on February 22, 2022, such that the then-outstanding awards are now based on an equivalent value of APA’s common stock, calculated based on the closing prices of the common stock of APA and the Company on the closing date of the transaction.

(10)

Vests ratably on 02/01/2022, 01/05/2023, and 01/05/2024. These units are based on the per share closing price of Altus’s Class A common stock of $61.31 on 12/31/2021 and may be paid only in cash. Subsequent to the awards being issued, APA’s MD&C Committee approved revising the terms, effective upon the closing of the business combination between Altus and BCP Raptor Holdco, LP on February 22, 2022, such that the then-outstanding awards are now based on an equivalent value of APA’s common stock, calculated based on the closing prices of the common stock of APA and Altus on the closing date of the transaction.

(11)

Final amount vested based on APA’s TSR and business performance from 01/01/2019—12/31/2021; as certified by APA’s MD&C on January 27, 2022. As a result, 50 percent of the RSUs earned vest on 1/27/2022 and the remaining 50 percent of the RSUs vest on 01/01/2023. These units may be paid only in cash.

(12)

Amount that vests will be based on APA’s TSR and business performance from 01/01/2020—12/31/2022; no payout unless vesting occurs. If achievement warrants, 50 percent of the adjusted RSUs vest upon certification of the performance results and 50 percent of the adjusted RSUs vest on the first anniversary of the first day following the end of the performance period. As of 12/31/2021, two-year results would have resulted in a 68 percent payout under the 2020 Performance Share Program had it vested, therefore, the value and amount in the table assumes that target levels of performance are achieved. These units may be paid only in cash.

(13)

Amount that vests will be based on APA’s TSR and business performance form 01/01/2021—12/31/2023; no payout unless vesting occurs. If achievement warrants, 50 percent of the adjusted RSUs vest upon certification of the performance results and 50 percent of the adjusted RSUs vest on the first anniversary of the first day following the end of the performance period. As of 12/31/2021, one-year results would have resulted in a 148 percent payout under the 2021 Performance Share Program had it vested, therefor, the value and the amount in the table assumes the target levels of performance are achieved. These units may be paid only in cash.

(14)	Vests on 01/03/2022. These units may be paid only in cash.
(15)	Vests on 01/03/2022.
(16)	Vests ratably on 01/03/2022 and 01/03/2023. These units may be paid only in cash.
(17)	Vests ratably on 01/03/2022 and 01/03/2023.
(18)	Vests on 01/03/2022. These units are based on the per-share closing price of Altus’s Class A Common Stock of $61.31 on December 31, 2021 and may be paid only in cash.
(19)

Vests ratably on 03/01/2022 and 03/01/2023. These units are based on the per-share closing price of Altus’s Class A Common Stock of $61.31 on December 31, 2021 and may be paid only in cash. Subsequent to the awards being issued, APA’s MD&C Committee approved revising the terms, effective upon the closing of the business combination between Altus and BCP Raptor Holdco, LP on February 22, 2022, such that the then-outstanding awards are now based on an equivalent value of APA’s common stock, calculated based on the closing prices of the common stock of APA and Altus on the closing date of the transaction.

Director Compensation

Director Transition

Effective as of February 22, 2022, the following non-employee directors of Altus resigned from the Board: Mark Borer, Joe C. Frana and Robert S. Purgason. On that same date, the individuals listed in the sections titled “Nominees for Election as Directors” and “Information about our Executive Officers” began serving as members of the Board as a result of the consummation of the Transactions. In accordance with the SEC’s director compensation disclosure rules, the following disclosure relates to the year ended December 31, 2021. Hence, the director compensation disclosure contained herein does not reflect the compensation earned or paid to the non-employee directors of the Company following the consummation of the Transactions.

The table below summarizes the compensation paid by Altus to its directors who were not officers, employees, or non-independent appointees of Apache Midstream (our non-employee directors) for the fiscal year ended December 31, 2021.

Name (a)(1)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(2)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)(h)
Mark Borer	70,000	99,988	—	—	—	—	169,988
Joe C. Frana	70,000	99,988	—	—	—	—	169,988
D. Mark Leland	70,000	99,988	—	—	—	—	169,988
Kevin S. McCarthy	40,385	149,985	—	—	—	—	190,370
Robert S. Purgason	40,385	149,985	—	—	—	—	190,370

(1)

Officers, employees, and non-independent appointees of Apache Midstream who also served as members of the Board did not receive additional compensation for the services they provided as members of the Board. Messrs. McCarthy and Purgason were not determined by our Board to be independent within the meaning of Nasdaq Rule 5605(a)(2) until February 2021, and therefore received prorated compensation for their services as members of our Board for the fiscal year ended December 31, 2021.

(2)

Grant date fair value, as computed in accordance with FASB ASC Topic 718, of RSUs granted during 2021 to each non-employee director based on the per-share closing price of Altus’s Class A Common Stock on the date of grant. The aggregate number of RSUs for each director that were outstanding as of the end of fiscal year 2021 are as follows: Mr. Borer—6,419; Mr. Frana—3,898; Mr. Leland—6,419; Mr. McCarthy—2,311; and Mr. Purgason—2,311.

During fiscal year 2021, Altus’s non-employee director compensation program consisted of the following:

•	an annual cash retainer of $70,000; and

•	an annual equity-based retainer of $100,000.

Non-employee directors also received reimbursement for out-of-pocket expenses they incur in connection with attending meetings of the Board or its committees. Each director is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

General Information

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor employed by the Company and establishes guidelines for the retention of the independent auditor for any permissible services. In performing these responsibilities, among other things, the Audit Committee (i) reviews the qualifications, performance, and independence of the independent auditor, (ii) reviews and evaluates the lead partner of the independent auditor having primary responsibility for the Company’s audit and ensures the rotation of such partners as required by law, and (iii) considers whether the registered public accounting firm chosen as the independent auditor should be rotated in order to maintain the independence between the independent auditor and the Company.

The Audit Committee has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm (independent auditor), to audit the Company’s financial statements for fiscal year 2022. KPMG has served as the independent registered public accounting firm of BCP since 2017. The Board believes that the appointment of KPMG to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders and, at the request of the Audit Committee, is asking you to ratify that appointment.

Representatives of KPMG and Ernst & Young LLP (“EY”) will not be present at the annual meeting and will not have an opportunity to make a statement, if they desire to do so, or to respond to appropriate questions regarding the Company’s business.

Although stockholder ratification is not required, the appointment of KPMG as the Company’s independent auditor for fiscal year 2022 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice. Furthermore, the Audit Committee will take stockholders’ opinions regarding the appointment of KPMG into consideration in future deliberations. If KPMG’s appointment is not ratified at the annual meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG’s engagement as the Company’s independent auditor without the approval of the Company’s stockholders whenever the Audit Committee deems appropriate.

Change in Auditor

In connection with the closing of the Transactions, on February 22, 2022, the new Audit Committee removed EY as our independent auditor, effective February 22, 2022, and appointed KPMG to serve as our independent auditor, effective February 22, 2022.

EY audited our financial statements for the fiscal years ended December 31, 2018, 2019 and 2020. EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2021 and the subsequent interim period through February 22, 2022, the date we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, (i) there were no disagreements between us and EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in its report on our consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended December 31, 2021 and the subsequent interim period through February 22, 2022, neither we nor anyone acting on our behalf consulted KPMG regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

On February 28, 2022, the Company filed with the SEC a Current Report on Form 8-K disclosing the appointment of KPMG and dismissal of EY. The Company provided EY with a copy of such Current Report on Form 8-K, which included as Exhibit 16.1 a letter from EY addressed to the SEC indicating whether it agrees with such disclosures.

Fees Paid to the Independent Auditor

The fees paid to EY for 2021 and 2020 were as follows:

Description	2021 ($)	2020 ($)
Audit Fees (1)	1,095,000	820,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)

Audit Fees were for professional services rendered for the annual audit of Altus’s consolidated financial statements included in the Form 10-K, the reviews of Altus’s financial statements included in the Forms 10-Q, and other procedures required to be performed by the independent auditor to be able to form an opinion on Altus’s consolidated financial statements. The Audit Fees for 2021 and 2020 include EY’s annual audit of Altus’s consolidated financial statements for the 2021 and 2020 fiscal years, respectively, the reviews of the financial statements included in the Forms 10-Q, and assistance with and review of documents filed with the SEC.

All audit, audit-related, tax, and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by EY was compatible with the firm’s independence in the conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by EY is compatible with maintaining auditor independence.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Pre-Approval of Independent Auditor Services and Fees

To ensure the independence of our independent auditor and to comply with the applicable securities laws, the listing standards of the Nasdaq Stock Market, and the Audit Committee charter, the Audit Committee has established a policy and related procedures with respect to services that may be performed by the Company’s independent auditor (the “Pre-Approval Policy”).

The Pre-Approval Policy provides that the Company’s independent auditor may not perform any service for the Company, subject to those exceptions that may be permitted by applicable law, unless (i) the service has been pre-approved by the Audit Committee or (ii) the Company engaged the independent auditor to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by the Company’s independent auditor by applicable securities laws.

Pursuant to the Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent auditor and a maximum amount of fees for each category. The Audit Committee reassesses these service categories and the associated maximum fee limits annually. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is reassessed annually. The Committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved or that exceed pre-approved fee amounts. The Audit Committee grants pre-approval, subject to fee limits, for services that fall within the “All Other Fees” category on an engagement-by-engagement basis.

The Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests to pre-approve services and maximum fee limits, provided that the member informs the Audit Committee of his or her decision at the Audit Committee’s next scheduled meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2022.

VOTING AND OTHER INFORMATION

Who Is Paying the Solicitation Cost

The expense of preparing, posting online, and printing and mailing any requested hard copies of proxy solicitation materials will be borne by the Company.

Notice of Internet Availability of Proxy Materials

Pursuant to rules adopted by the SEC, we have elected to provide our stockholders access to our proxy materials via the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice or request to receive a printed set of the proxy materials. The Notice contains instructions on how to access the proxy materials over the internet, how to vote online, and how to request a printed copy of the materials. We encourage you to take advantage of the proxy materials on the internet. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents, reduce the amount of mail you receive, and allow us to conserve natural resources.

Voting

Who Can Vote

Only stockholders of record holding shares of the Company’s Class A common stock, and stockholders of record holding shares of the Company’s Class C common stock, at the close of business on the record date, May 11, 2022, are entitled to receive notice of the annual meeting and to vote the shares of common stock they held on that date.

As of May 11, 2022, there were 66,246,460 shares of Kinetik common stock issued and outstanding, including 19,021,460 shares of our Class A Common Stock and 47,225,000 shares of Class C Common Stock. Holders of Kinetik common stock are entitled to one vote per share, voting together as a single class, and are not allowed to cumulate votes in the election of directors.

The Company’s stock transfer books will not be closed. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Kinetik stockholder at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.

How to Vote

If your shares of Kinetik common stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the annual meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the annual meeting is:

•	Proposal 2: Ratification of the appointment of KPMG as the Company’s independent auditor for fiscal year 2022.

All other matters to be acted upon at the annual meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matters:

•	Proposal 1: Election of the ten directors named in this proxy statement;

If you hold shares of Kinetik common stock in your own name (as a “stockholder of record”), you may instruct the Company on how to vote your shares:

•	over the internet, by following the instructions provided in the Notice; or

•	if you requested to receive printed proxy materials:

•	by scanning the QR code on the enclosed proxy card with your mobile device (specific directions for using the mobile voting system are shown on the proxy card);

•	by using the toll-free telephone number listed on the enclosed proxy card (specific directions for using the telephone voting system are included on the proxy card); or

•	by marking, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided.

When using internet, mobile device, or telephone voting, the voting systems will verify that you are a stockholder through the use of a “company number” for Kinetik and a unique “control number” for you.

Whichever method you use to transmit your instructions, your shares of Kinetik common stock will be voted as you direct. If you designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted as follows:

•	Proposal 1: FOR ALL NOMINEES for the election of directors;

•	Proposal 2: FOR the ratification of the appointment of KPMG as the Company’s independent auditor for fiscal year 2022; and

•	In accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting.

If you vote in advance using one of the methods described above, then you may still attend and vote at the meeting. Please see Revoking a Proxy below for additional details.

Revoking a Proxy

You may revoke a proxy before it is voted by submitting a new proxy with a later date by internet, mobile device, telephone, or mail (if applicable), by voting at the meeting, or by filing a written revocation with the Company’s corporate secretary. Your attendance at the annual meeting alone will not automatically revoke your proxy.

Quorum

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Kinetik common stock outstanding on the record date entitled to vote at the annual meeting will constitute a quorum, permitting the business of the meeting to be conducted.

Votes Needed

Election of Directors

The election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the annual meeting and entitled to vote thereon. This means that a director nominee will be elected if the nominee receives more FOR votes than any other nominee for the same director position. You may vote FOR ALL NOMINEES, you may WITHHOLD AUTHORITY FOR ALL NOMINEES, or you may vote FOR ALL EXCEPT one or more nominees. Only votes FOR the election of a director nominee will be counted. Abstentions and broker non-votes count for quorum purposes but not for purposes of the election of directors. Cumulative voting is not permitted in the election of directors.

Ratification of the Appointment of Independent Auditor

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the annual meeting and entitled to vote thereon is required for the ratification of the appointment of KPMG as the Company’s independent auditor. This means that the proposal will be approved only if the shares voted FOR the proposal exceed the number voted AGAINST the proposal. You may vote FOR or AGAINST the proposal or you may ABSTAIN. Votes cast FOR or AGAINST approval of this matter will be counted as shares entitled to vote on the matter. Broker non-votes will also be counted as shares entitled to vote on this matter, but will not be treated as votes cast on this matter. Abstentions will count for quorum purposes but will not count as shares entitled to vote on this matter.

Other Business

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the annual meeting and entitled to vote thereon is required for approval of any other business that may properly come before the meeting or any adjournment thereof. Only votes FOR or AGAINST approval of any other business will be counted as shares entitled to vote on such matters. Abstentions and broker non-votes will count for quorum purposes but will not count as shares entitled to vote on such matters.

Who Counts the Votes

Representatives of American Stock Transfer & Trust Company, LLC will tabulate the votes. The Company will appoint representatives to act as inspectors of the election.

Future Stockholder Proposals and Director Nominations

Stockholders are entitled to submit proposals on matters appropriate for stockholder action at next year’s annual meeting consistent with the regulations of the SEC and the Company’s bylaws.

Proposals for Inclusion in Next Year’s Proxy Statement

The SEC rules permit stockholders to submit proposals (other than director nominations) for inclusion in our proxy statement for next year’s annual meeting if the submitting stockholder and the proposal satisfy the requirements set forth in SEC Rule 14a-8.

•	When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received by the Company’s corporate secretary on or before January 13, 2023.

•	Where to send these proposals. Proposals should be addressed to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748.

•	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Proposals and Director Nominations for Presentation at Next Year’s Annual Meeting

Our bylaws also provide that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, as described above, or director nomination may be presented directly at next year’s annual meeting if the submitting stockholder and the proposal satisfy the requirements set forth in Section 3.2 (with respect to director nominations) or Section 2.7 (with respect to other proposals) of our bylaws.

•

When to send these proposals. Stockholder proposals, including director nominations, submitted under these bylaw provisions must be received by the Company’s corporate secretary no earlier than the opening of business on March 2, 2023 and no later than the close of business on April 1, 2023.

•	Where to send these proposals. Proposals should be addressed to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748.

•

What to include. Proposals must conform to and include the information required by Section 3.2(d) of our bylaws (with respect to director nominations) or Section 2.7(a)(ii) of our bylaws (with respect to all other proposals). Our bylaws are filed as an exhibit to the Company’s most recent Annual Report on Form 10-K filed with the SEC, or a printed copy of our bylaws is available free of charge by writing to the Company’s corporate secretary at the address above.

•

Discretion to vote proxies on these proposals. If any stockholder proposal, including any director nomination, is properly presented directly at next year’s annual meeting, proxies will be voted on such proposals in accordance with the judgment of the management representatives who shall have been granted the authority to vote such proxies.

The Company’s Annual Report on Form 10-K and our other reports filed with the SEC are made available on the SEC’s website at www.sec.gov.

Stockholders with the Same Last Name and Address

The SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure known as “householding.” Under this procedure, multiple Kinetik stockholders with the same last name who reside at the same address may receive a single set of proxy materials, unless one or more of the stockholders has provided contrary instructions. This procedure reduces printing costs and postage fees and saves natural resources.

If you hold your shares in “street name” (your shares are held in a brokerage account or by a bank or other nominee), you may revoke your consent to householding at any time by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling Broadridge at 1-866-540-7095. You can also request information about householding from your broker or bank.

If you are a stockholder of record (your shares are held in your own name and not held in a brokerage account) who received a household mailing this year, and you would like to have additional copies of proxy materials promptly mailed to you, if you would like to opt out of householding for future mailings, or if you would like to enroll in householding, please send your written request to American Stock Transfer & Trust Company, LLC, ATTN: AST Mail Services, 6201 15th Avenue, Brooklyn, New York 11219 or call 718-921-8124.

Solicitation of Proxies

This proxy is solicited by the Board for use at the annual meeting and any adjournment thereof. Solicitation of proxies for use at the annual meeting may be made in person or by mail, telephone, or other electronic means by directors, officers, and regular employees, if any, of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company’s common stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses.

NOTE: Stockholders are requested to promptly vote their shares using one of the methods explained on page 30 of this proxy statement.

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT — JUNE 30, 2022

KINETIK HOLDINGS INC.

2700 Post Oak Boulevard, Suite 300

Houston, Texas 77056-5748

(713) 621-7330

www.kinetik.com

ANNUAL MEETING OF STOCKHOLDERS OF

KINETIK HOLDINGS INC.

June 30, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice and Proxy Statement and Annual Report on Form 10-K

are available at http://www.astproxyportal.com/ast/23564/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

⬛	21030000000000000000 0	063022

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Jamie Welch O David I. Foley O John-Paul (JP) Munfa O Elizabeth P. Cordia O Thomas Lefebvre O Joseph Payne O Laura A. Sugg O Kevin S. McCarthy O Ben C. Rodgers O D. Mark Leland
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of KPMG LLP as the Company’s Independent Auditor for the fiscal year 2022.	☐	☐	☐

3.	The Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.

Signature of Stockholder	Date:

Signature of Stockholder	Date:

⬛

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 30, 2022

10:00 a.m.

2700 Post Oak Boulevard, Suite 300

Houston, Texas 77056

1                             ⬛

KINETIK HOLDINGS INC. – 2022 PROXY

This proxy is solicited on behalf of the Board of Directors

for use at the Annual Meeting on June 30, 2022

By signing this proxy, you revoke all prior proxies and appoint Jamie Welch and Todd Carpenter as Proxies, with full power of substitution, and authorize them to represent the undersigned at the annual meeting of stockholders to be held on June 30, 2022, or any adjournment thereof, and to vote all the shares of common stock of Kinetik Holdings Inc. held of record by the undersigned on May 11, 2022.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

⬛ 1.1	14475 ⬛